Exhibit 99.1

Nexity Financial Announces Outstanding Second Quarter Performance; Loans Grow to $629.0 Million and Diluted Net Income Per Share is $0.13

Birmingham, AL, July 30, 2007 (Business Wire) - Nexity Financial Corporation (NASDAQ: NXTY)

Second Quarter 2007 Highlights:

■	Net income per share of $0.13, down from $0.17 last year primarily due to start-up expenses related to new business lines

■	Total assets of $923.3 million, up 10.7% from last year’s $834.0 million

■	Total loans of $629.0 million, up 17.3% from last year and 30.1% annualized from the 1st Quarter

■	Total deposits of $693.1 million, up 10.3% from last year’s $628.6 million

■	Strong credit quality with YTD annualized net charge-offs of 0.03% and nonperforming assets of 0.53% of total assets

Nexity Financial Corporation (NASDAQ: NXTY) today reported second quarter operating income of $1.14 million, or $0.13 per diluted share compared with $1.41 million, or $0.16 per diluted share for the same period in 2006. The decrease in earnings was primarily related to the costs associated with expansion of the investment division and start-up of our wealth management business. The after-tax cost of these initiatives was approximately $325,000, or $0.037 per diluted share which was right in line with our expectation. Operating income, a non-GAAP financial measure, is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains realized on the sale of investment securities. Net income for the second quarter was $1.14 million, or $0.13 per diluted share compared with $1.56 million, or $0.17 per diluted share for the same period in 2006.

 “Loan production and growth in loans outstanding was very strong during the second quarter and was sufficient to overcome a high level of construction and commercial real estate loan payoffs,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “Our expansion in the investment division developed nicely during the second quarter and we expect continued progress and increasing revenues during the second half of 2007. We are committed to continuing to invest in people, new markets, and new products and services to provide superior correspondent banking services to community banks.”

Return on average assets and return on average equity were 0.51% and 6.91%, respectively, for the second quarter of 2007 compared with 0.75% and 9.62% during the first quarter in 2007 and 0.78% and 10.26% for the second quarter of 2006.

For the six months ended June 30, 2007, operating income was $2.71 million or $0.31 per diluted share compared to $2.72 million or $0.30 per diluted share during the same period in 2006. For the six months ended June 30, 2007, Nexity’s net income was $2.71 million or $0.31 per diluted share compared with $2.87 million, or $0.31 per diluted share for the same period in 2006.

Return on average assets and return on average equity were 0.63% and 8.25%, respectively, for the six months ended June 30, 2007 compared with 0.73% and 9.25% for the same period in 2006.

Total assets grew to $923.3 million at June 30, 2007, up $89.3 million or 10.7% from the $834.0 million reported at June 30, 2006. Total loans were $629.0 million at June 30, 2007, up $92.9 million or 17.3% from the $536.1 million reported at June 30, 2006. Total deposits were $693.1 million at June 30, 2007, up $64.5 million or 10.3% from the $628.6 million reported at June 30, 2006.

Net interest income, the major component of Nexity’s income statement was $6.3 million for the second quarter of 2007 up 1.6% from the same period in 2006 and up 15.2% annualized from the first quarter of 2007. The increases were due to growth in average earning assets. Average interest-earning assets increased 8.1% from last year and 13.3% annualized from the first quarter of 2007. The net interest margin was 2.95% compared with 2.97% in the first quarter of 2007 and 3.14% for the same period in 2006. The net interest margin was lower in 2007 primarily due to the increased cost of interest-bearing liabilities and a lower level of noninterest bearing sources of funds. Our target level for the net interest margin is 3.00%. Average earning assets were higher because of strong growth in loans outstanding. Average loans were up $68.4 million or 12.9%. Average loans as a percentage of average earning assets improved from 66.9% during the second quarter of 2006 to 69.8% for the same period in 2007.

The provision for loan losses during the second quarter of 2007 was up $155,000 or 54.4% versus the same period in 2006. The provision for loan losses was higher primarily because of improved loan growth in 2007. Net charge-offs for the second quarter of 2007 were $23,231 or 0.02% of average loans on an annualized basis versus $53,917 or 0.04% for the first quarter of 2007 and $471,170 or 0.36% for the same period in 2006.

Noninterest income for the second quarter of 2007 was $588,697, up $130,699 or 28.5% from the $457,998 reported for the same period in 2006. Noninterest income was up primarily because of an increase in income from cash value life insurance, service charges on deposit accounts and other fee income associated with our clearing and cash management business with correspondent banks. Income from the brokerage and investment services division was flat during the second quarter of 2007 compared with the same period last year. We expect strong improvement for the second half of 2007.

Nexity realized $250,665 in net gains from the sale of investment securities during the second quarter of 2006 versus $0 during the same period in 2007. During the second quarter of 2006, the Corporation had the opportunity to sell its equity position in an illiquid common stock and recorded a gain of $722,505. The Corporation also sold $11.0 million in fixed income debt securities with an average yield of 3.84% at a loss of $471,840. As part of this transaction, the Corporation purchased $12.0 million in fixed income debt securities with an average yield of 5.86%.

Noninterest expense for the second quarter of 2007 was $4.93 million which was up $517,865 or 11.7% from the $4.41 million reported for the first quarter of 2007 and up $750,563 or 18.0% from the $4.18 million reported for the same period in 2006. Noninterest expense was higher primarily due to increases related to the start-up costs of the Midwest and Florida offices and the Wealth Management business. Expenses related to these new initiatives in the second quarter of 2007 were approximately $650,000. We also had a write-down of other real estate totaling approximately $200,000 during the second quarter of 2007.

The efficiency ratio was 71.21% for the second quarter of 2007 which was up from the 65.62% reported for the first quarter of 2007 and the 62.42% reported for the same period in 2006. The efficiency ratio was adversely affected by the incremental overhead growth associated with the Midwest and Florida expansion and the start-up costs related to the Wealth Management business. We expect much improved revenues in the Midwest and Florida offices in the third and fourth quarters and to begin to generate revenue in the Wealth Management business in the fourth quarter. These efforts will have a negative impact on the efficiency ratio in 2007 and we expect this ratio to be between 65% and 68% for the year.

Credit quality continues to be strong as nonperforming loans were $0 or 0.00% of total loans at June 30, 2007 compared with $49,000 or 0.01% of total loans at June 30, 2006. Nonperforming assets were $4.9 million or 0.53% of total assets at June 30, 2007 compared with $1.5 million or 0.19% of total assets at June 30, 2006. Annualized net charge-offs were 0.03% of average loans during the first half of 2007 compared with 0.19% for the same period in 2006. The allowance for loan losses was 1.24% of total loans at June 30, 2007 and 1.25% at June 20, 2006.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at June 30, 2007 were 10.93%, 9.94%, and 8.72%, respectively, compared with 12.10%, 11.12%, and 9.44%, respectively, at June 30, 2006. On July 23, 2007, Nexity announced a stock repurchase program to acquire up to 800,000 shares, or approximately 9.9% of the total common shares currently outstanding. Nexity has repurchased 620,000 shares or approximately 7.1% of total common shares outstanding since the beginning of last year under similar programs.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Tuesday, July 31 at 10:00 AM Eastern Daylight Time (EDT) to discuss the second quarter 2007 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the web
Then click on "Second Quarter 2007 Earnings Release Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=118183

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $923 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
Income Statement Data	2007	2006	Change	2007	2006	Change

Interest income	$16,265,929	$14,169,852	14.8%	$31,637,722	$27,225,529	16.2%
Interest expense	9,934,285	7,935,443	25.2	19,205,631	14,826,136	29.5

Net interest income	6,331,644	6,234,409	1.6	12,432,091	12,399,393	0.3
Provision for loan losses	440,000	285,000	54.4	440,000	755,000	(41.7)

Net interest income after
provision for loan losses	5,891,644	5,949,409	(1.0)	11,992,091	11,644,393	3.0
Net gains on sales of securities	0	250,665	(100.0)	0	250,665	(100.0)
Noninterest income	588,697	457,998	28.5	1,209,574	846,530	42.9
Noninterest expense	4,928,169	4,177,607	18.0	9,338,474	8,159,171	14.5

Income before income taxes	1,552,172	2,480,465	(37.4)	3,863,191	4,582,417	(15.7)
Applicable income tax expense	408,566	916,276	(55.4)	1,153,265	1,711,276	(32.6)
Net income	$1,143,606	$1,564,189	(26.9)%	$2,709,926	$2,871,141	(5.6)%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,143,606	$1,564,189	(26.9)%	$2,709,926	$2,871,141	(5.6)%
Non-recurring (income) expense (after-tax) (1)	0	(155,728)	(100.0)	0	(155,728)	(100.0)
Operating income	$1,143,606	$1,408,461	(18.8)%	$2,709,926	$2,715,413	(0.2)%

Net income per share - basic	$0.14	$0.18	(24.9)%	$0.32	$0.33	(2.4)%
Net income per share - diluted	$0.13	$0.17	(24.5)	$0.31	$0.31	(2.0)

Operating income per share - basic	$0.14	$0.17	(16.6)	$0.32	$0.31	3.2
Operating income per share - diluted	$0.13	$0.16	(16.2)	$0.31	$0.30	3.7

Weighted average shares outstanding - basic	8,307,779	8,529,986	(2.6)	8,340,693	8,621,688	(3.3)
Weighted average shares outstanding - diluted	8,799,494	9,085,301	(3.1)	8,843,442	9,185,362	(3.7)

Performance Ratios
(Annualized *)
Return on average assets *	0.51%	0.78%	(34.0)%	0.63%	0.73%	(14.2)%
Return on average stockholders' equity *	6.91	10.26	(32.7)	8.25	9.25	(10.8)
Net yield on average interest-earning
assets (tax equivalent) *	2.95	3.14	(6.1)	2.96	3.20	(7.5)
Efficiency ratio	71.21	62.42	14.1	68.46	61.60	11.1

Selected Average Balances
(In thousands)
Total assets	$892,870	$806,084	10.8%	$872,804	$790,308	10.4%
Interest-earning assets	860,575	795,841	8.1	846,824	779,319	8.7
Loans-net of unearned income	600,404	532,036	12.9	591,295	528,301	11.9
Investment securities	241,273	228,671	5.5	241,209	220,806	9.2
Deposits	664,677	617,385	7.7	652,289	600,375	8.6
Noninterest-bearing deposits	8,312	4,929	68.6	7,790	4,363	78.5
Interest-bearing deposits	656,365	612,456	7.2	644,499	596,012	8.1
Interest-bearing liabilities	807,166	732,185	10.2	788,018	715,691	10.1
Stockholders' equity	66,395	61,150	8.6	66,216	62,579	5.8

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	June 30,		Percent
	2007	2006	Change

Total assets	$923,295	$833,984	10.7%
Interest-earning assets	883,738	816,252	8.3
Loans-net of unearned income	629,008	536,096	17.3
Allowance for loan losses	7,775	6,716	15.8
Investment securities	228,535	223,850	2.1
Deposits	693,094	628,556	10.3
Stockholders' equity	62,444	59,396	5.1

Average loans to average deposits	90.65%	88.00%	3.0%
Total loans to interest-earning	70.30	65.68	7.0
assets
Average stockholders' equity to
average assets	7.59	7.92	(4.2)
Tier 1 capital to average assets
(Leverage ratio)	8.72	9.44	(7.7)
Risk-based capital ratios:
Tier 1 capital	9.94	11.12	(10.6)
Total capital	10.93	12.10	(9.6)
Book value per common share	$7.69	$6.99	10.0
Tangible book value per
common share	$7.58	$6.88	10.1
Total common shares
outstanding	8,120,680	8,499,055	(4.5)

Credit Quality Data

Nonperforming assets	4,910,004	1,549,000	217.0%
Nonperforming loans	0	49,000	(100.0)
Net charge-offs	77,148	505,792	(84.7)
Nonperforming assets to total assets	0.53%	0.19%	176.0
Annualized net charge-offs
to average total loans (YTD)	0.03	0.19	(86.4)
Allowance for loan losses to
total loans	1.24	1.25	(1.3)
Allowance for loan losses to
nonperforming loans	NM	13,705.96	NM

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

ASSETS
Cash and due from banks	$7,404	$5,336	$5,591	$4,237	$3,496
Interest-bearing deposits in other banks	13,429	2,575	1,905	925	1,223
Federal funds sold	11,778	24,865	19,977	43,250	55,083
Investment securities available-for-sale, at fair value	228,535	242,874	239,533	235,021	223,850
Trading securities, at fair value	989	0	1,998	0	0

Loans, net of unearned income	629,008	584,965	605,953	557,725	536,096
Allowance for loan losses	(7,775)	(7,358)	(7,412)	(7,049)	(6,716)
Net loans	621,233	577,607	598,541	550,676	529,380

Premises and equipment, net	3,311	3,337	978	1,047	1,113
Deferred tax asset	5,656	3,677	3,932	4,011	6,134
Intangible assets	911	911	911	911	911
Other Real Estate Owned	4,910	4,667	4,742	1,500	1,500
Cash Value Life Insurance	16,973	6,833	6,767	5,506	5,456
Other assets	8,166	8,333	6,147	6,083	5,838
Total assets	$923,295	$881,015	$891,022	$853,167	$833,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$8,607	$7,572	$6,677	$7,378	$8,251
NOW and money market accounts	255,178	216,022	240,369	214,776	246,495
Time deposits $100,000 and over	148,039	139,480	140,146	141,762	120,030
Other time and savings deposits	281,270	268,469	271,201	271,299	253,780
Total deposits	693,094	631,543	658,393	635,215	628,556

Federal funds purchased and securities
sold under agreements to repurchase	34,986	50,000	35,000	32,000	25,000
Long-term borrowings	110,000	110,000	110,000	100,000	100,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,399	10,177	10,086	10,376	8,661
Total liabilities	860,851	814,092	825,851	789,963	774,589

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,258	62,222	62,188	62,059	62,042
Retained earnings	12,149	11,005	9,439	7,824	6,215
Accumulated other comprehensive loss	(4,678)	(1,437)	(1,983)	(2,206)	(6,111)
Less: Treasury stock	(7,372)	(4,954)	(4,560)	(4,560)	(2,838)
Total stockholders' equity	62,444	66,923	65,171	63,204	59,395
Total liabilities and stockholders' equity	$923,295	$881,015	$891,022	$853,167	$833,984

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

Interest income	$16,265,929	$15,371,793	$15,228,125	$15,268,060	$14,169,852
Interest expense	9,934,285	9,271,346	9,233,327	8,548,482	7,935,443

Net interest income	6,331,644	6,100,447	5,994,798	6,719,578	6,234,409
Provision for loan losses	440,000	0	425,000	420,000	285,000

Net interest income after
provision for loan losses	5,891,644	6,100,447	5,569,798	6,299,578	5,949,409
Net gains (losses) on sales of securities	0	0	(9,713)	0	250,665
Noninterest income	588,697	620,877	440,085	377,931	457,998
Noninterest expense	4,928,169	4,410,305	3,520,505	4,159,487	4,177,607

Income before income taxes	1,552,172	2,311,019	2,479,665	2,518,022	2,480,465
Applicable income tax expense	408,566	744,699	865,283	908,984	916,276
Net income	$1,143,606	$1,566,320	$1,614,382	$1,609,038	$1,564,189

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,143,606	$1,566,320	$1,614,382	$1,609,038	$1,564,189
Non-recurring (income) expense (after-tax) (1)	0	0	6,041	0	(155,728)
Operating income	$1,143,606	$1,566,320	$1,620,423	$1,609,038	$1,408,461

Net income per share - basic	$0.14	$0.19	$0.19	$0.19	$0.18
Net income per share - diluted	$0.13	$0.18	$0.18	$0.18	$0.17

Operating income per share - basic	$0.14	$0.19	$0.19	$0.19	$0.17
Operating income per share - diluted	$0.13	$0.18	$0.18	$0.18	$0.16

Weighted average shares outstanding - basic	8,307,779	8,373,973	8,363,513	8,383,025	8,529,986
Weighted average shares outstanding - diluted	8,799,494	8,887,879	8,898,251	8,922,780	9,085,301

Performance Ratios
(Annualized *)
Return on average assets *	0.51%	0.75%	0.76%	0.79%	0.78%
Return on average stockholders' equity *	6.91	9.62	10.12	10.50	10.26
Net yield on average interest-earning
assets (tax equivalent) *	2.95	2.97	2.87	3.32	3.14
Efficiency ratio	71.21	65.62	54.71	58.60	62.42

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and
Capital Ratios	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

Regulatory Capital (In thousands)
Tier 1 Capital	$78,200	$79,450	$78,243	$76,499	$76,596
Tier 2 Capital	7,775	7,358	7,412	7,049	6,716
Total risk-based capital	85,975	86,808	85,655	83,548	83,312
Total risk-weighted assets	786,896	710,990	725,613	704,495	688,716

Capital Ratios
Total risk-based capital	10.93%	12.21%	11.79%	11.86%	12.10%
Tier 1 risk-based capital	9.94	11.17	10.77	10.86	11.12
Leverage ratio	8.72	9.28	9.26	9.35	9.44

Book value per common share	$7.69	$8.02	$7.78	$7.56	$6.99
Tangible book value per
common share	$7.58	$7.91	$7.67	$7.45	$6.88
Total common shares
outstanding	8,120,680	8,340,680	8,374,730	8,358,605	8,499,055

Credit Quality Data
Nonperforming assets	$4,910,004	$5,230,229	$5,256,320	$1,500,000	$1,549,000
Nonperforming loans	0	562,829	513,920	0	49,000
Net charge-offs	23,231	53,917	62,623	86,496	471,170

Nonperforming loans to total loans	0.00%	0.10%	0.08%	0.00%	0.01%
Nonperforming assets to total assets	0.53	0.59	0.59	0.18	0.19
Annualized net charge-offs
to average total loans (QTD)	0.02	0.04	0.04	0.06	0.36
Allowance for loan losses to
total loans	1.24	1.26	1.22	1.26	1.25
Allowance for loan losses to
nonperforming loans	NM	1,307.30	1,442.21	NM	13,705.96

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	6/30/07			3/31/07			12/31/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$600,404,019	$12,958,613	8.66%	$582,085,635	$12,247,043	8.53%	$573,163,985	$12,026,818	8.32%
Investment securities, taxable (2)	241,272,975	3,015,548	5.01	241,143,443	2,968,329	4.99	241,820,611	2,989,578	4.90
Interest-bearing balances
due from banks	8,177,955	132,678	6.51	4,364,636	82,506	7.67	2,295,289	61,227	10.58
Trading securities	1,110,207	32,927	11.90	0	0	0.00	65,168	0	0.00
Federal funds sold and securities
purchased under agreements to resell	9,609,706	126,163	5.27	5,326,968	73,915	5.63	10,699,948	150,502	5.58
Total interest-earning assets	860,574,862	16,265,929	7.58%	832,920,682	15,371,793	7.48%	828,045,001	15,228,125	7.30%

Noninterest-earning assets:
Cash and due from banks	7,216,686			4,994,972			5,131,860
Premises and equipment	3,344,524			1,939,128			1,017,375
Other, less allowance for loan losses	21,733,792			12,660,510			7,851,012
Total noninterest-earning assets	32,295,002			19,594,610			14,000,247

TOTAL ASSETS	$892,869,864			$852,515,292			$842,045,248

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,648,428	11,028	1.21%	$3,465,673	10,352	1.21%	$3,735,241	11,325	1.20%
Savings	320,070	952	1.19	313,474	952	1.23	299,702	933	1.24
Money market	234,125,073	2,686,820	4.60	218,937,543	2,450,202	4.54	219,424,787	2,494,149	4.51
Time deposits	418,271,659	5,508,570	5.28	409,784,371	5,288,694	5.23	412,408,300	5,321,373	5.12
Total interest-bearing deposits	656,365,230	8,207,370	5.02	632,501,061	7,750,200	4.97	635,868,030	7,827,780	4.88
Federal funds purchased and securities
sold under agreements to repurchase	28,429,229	365,067	5.15	13,783,056	177,756	5.23	6,110,033	80,532	5.23
Long-term debt	110,000,000	1,103,783	4.02	110,000,000	1,090,516	4.02	106,413,043	1,059,949	3.95
Subordinated debentures	12,372,000	258,065	8.37	12,372,000	252,874	8.29	12,372,000	265,066	8.50
Total interest-bearing liabilities	807,166,459	9,934,285	4.94%	768,656,117	9,271,346	4.89%	760,763,106	9,233,327	4.82%

Noninterest-bearing liabilities:
Demand deposits	8,311,537			7,261,923			7,121,934
Other liabilities	10,996,625			10,562,862			10,899,458
Total noninterest-bearing liabilities	19,308,162			17,824,785			18,021,392
Stockholders' equity	66,395,243			66,034,390			63,260,750

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$892,869,864			$852,515,292			$842,045,248

Net interest income		$6,331,644			$6,100,447			$5,994,798

Interest income/earning assets			7.58%			7.48%			7.30%
Interest expense/earning assets			4.63			4.51			4.42

Net interest income/earning assets			2.95%			2.97%			2.87%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	9/30/06			6/30/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$544,885,401	$12,060,788	8.78%	$532,035,576	$11,016,654	8.31%
Investment securities, taxable (2)	235,748,425	2,896,285	4.87	228,670,316	2,694,469	4.71
Interest-bearing balances
due from banks	1,982,131	52,074	10.42	2,435,088	53,457	8.81
Trading securities	120,759	1,649	5.42	697,522	13,177	7.58
Federal funds sold and securities
purchased under agreements to resell	19,151,264	257,264	5.33	32,002,269	392,095	4.91
Total interest-earning assets	801,887,980	15,268,060	7.55%	795,840,771	14,169,852	7.14%

Noninterest-earning assets:
Cash and due from banks	4,654,058			3,877,515
Premises and equipment	1,098,626			1,156,918
Other, less allowance for loan losses	4,206,122			5,208,378
Total noninterest-earning assets	9,958,806			10,242,811

TOTAL ASSETS	$811,846,786			$806,083,582

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,873,462	11,889	1.22%	$4,337,981	13,045	1.21%
Savings	334,764	1,042	1.23	430,475	1,283	1.20
Money market	220,117,610	2,461,386	4.44	233,878,765	2,448,636	4.20
Time deposits	395,052,910	4,791,193	4.81	373,808,461	4,202,737	4.51
Total interest-bearing deposits	619,378,746	7,265,510	4.65	612,455,682	6,665,701	4.37
Federal funds purchased and securities
sold under agreements to repurchase	3,105,474	41,386	5.29	1,862,791	22,646	4.88
Long-term debt	100,000,000	979,128	3.88	105,494,506	1,001,121	3.80
Subordinated debentures	12,372,000	262,458	8.42	12,372,000	245,975	7.97
Total interest-bearing liabilities	734,856,220	8,548,482	4.62%	732,184,979	7,935,443	4.35%

Noninterest-bearing liabilities:
Demand deposits	6,114,546			4,929,362
Other liabilities	10,070,522			7,819,484
Total noninterest-bearing liabilities	16,185,068			12,748,846
Stockholders' equity	60,805,498			61,149,757

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$811,846,786			$806,083,582

Net interest income		$6,719,578			$6,234,409

Interest income/earning assets			7.55%			7.14%
Interest expense/earning assets			4.23			4.00
Net interest income/earning assets			3.32%			3.14%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.